UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Vapetek, Inc.

(Exact name of Company as specified in its charter)

Delaware 000-54994 46-3021464

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(State or other jurisdiction of (Commission File (IRS Employer incorporation) Number) Identification Number)

5445 Oceanus Drive, Suite # 102, Huntington Beach, CA. 92469

(Address of Principal Executive Offices)

(714)-916-9321

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On June 23, 2016 Vapetek reported on Form 8-K that on June 16, 2016 it had entered into a material definitive agreement to acquire 100% of the outstanding shares of SWAGG Sauce, Inc.

Pursuant to the acquisition agreement, the controlling shareholder of SWAGG Sauce was to be issued 30,000,000 shares of Vapetek.

On approximately July 22, 2016 the Company and SWAGG Sauce terminated their agreement to merge.

As a result of the termination of the merger agreement, none of the 30,000,000 shares were issued to the controlling shareholder of SWAGG Sauce.

Item 8.01 Other Events

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Vapetek, Inc.

By: /s/ Andy Michael Ibrahim

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Andy Michael Ibrahim, Chief Executive Officer

Date: August 3, 2016